UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Western Reserve Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  330-764-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Western Reserve Bancorp, Inc. was held on April 28, 2010.  Shareholders of record as of March 1, 2010 were entitled to vote.  As of that date, there were 584,727 common shares issued and outstanding.

The following matters were considered and voted upon.

1)	Election of four (4) Class I Directors to serve until the 2013 Annual Meeting

Name	Votes For	Votes Withheld
Roland H. Bauer	337,793	8,393
Bijay K. Jayaswal	335,494	10,692
P.M. Jones	337,169	9,017
Ray E. Laribee	336,544	9,642

2)	Advisory Proposal to Approve the Compensation of the Company’s Executives

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
379,226	15,759	6,337	8,372

3)	Advisory Proposal to Approve the Selection of the Firm of Crowe Horwath LLP to Serve as the Company’s Independent Registered Public Accounting Firm for the 2010 Fiscal Year

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
395,885	2,255	3,182	8,372

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: May 3, 2010	Western Reserve Bancorp, Inc.

	By:	/s/ Cynthia A. Mahl
Cynthia A. Mahl, Executive Vice President and Chief Financial Officer